Calculation of Filing Fee Tables
S-8
BREAD FINANCIAL HOLDINGS, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock	Other	1,097,822	$ 85.26	$ 93,600,303.72	0.0001381	$ 12,926.20
Total Offering Amounts:						$ 93,600,303.72		$ 12,926.20
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 12,926.20
Offering Note
[1]	(1) Consists of up to: (i) 1,000,000 additional shares of Common Stock that may be allocated to plan participants under Bread Financial 401(k) Plan, as amended (the "401(k) Plan"); and (ii) 97,822 shares of Common Stock that remained available for allocation to plan participants under the Alliance Data Systems 401(k) and Retirement Savings Plan (as succeeded by the 401(k) Plan) as of March 31, 2026 (subject to adjustment for any subsequent allocations). (2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional shares of Common Stock that may become issuable under the 401(k) Plan as a result of stock splits, stock dividends or similar transactions. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share is estimated to be $85.26, based on the average of the high sales price (i.e., $86.42) and the low sales price (i.e., $84.09) for the Common Stock on the New York Stock Exchange on May 19, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources